Exhibit 5.1

July 10, 2020

PTK Acquisition Corp.

4601 Wilshire Boulevard, Suite 240

Los Angeles, California 90010

Re:    Securities Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-1 (File No. 333-239149) (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by PTK Acquisition Corp., a Delaware corporation (the “Company”) of up to 11,500,000 units, including units purchasable by the underwriters upon their exercise of an over-allotment option granted to the underwriters by the Company (collectively, the “Units”), with each Unit consisting of one share of Common Stock of the Company, par value $0.0001 per share (the “Common Stock”) and warrants of which each whole warrant is exercisable for one half (1/2) of a share of Common Stock of the Company (the “Warrants”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

Based on the foregoing, we are of the opinion that:

1.

Units. When the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), and the Units are delivered and paid for, as contemplated by the Registration Statement, assuming the due authorization, execution and delivery thereof by Continental Stock Transfer & Trust Company, as transfer agent, the Units will be validly issued, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

PTK Acquisition Corp.

July 10, 2020

2.

Common Stock. When the Registration Statement becomes effective under the Act and the shares of Common Stock included in the Units are delivered and paid for as part of the Units, as contemplated by the Registration Statement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

3.

Warrants. When the Registration Statement becomes effective under the Act and the Warrants included in the Units are delivered and paid for as part of the Units, as contemplated by the Registration Statement, assuming the due authorization, execution and delivery of such Warrants by Continental Stock Transfer & Trust Company, as warrant agent, the Warrants will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

The opinions set forth above are limited to the Delaware General Corporation Law, and, as to the Units and the Warrants constituting legally binding obligations of the Company, the law of New York.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP